Exhibit 10.28

FIRST AMENDMENT TO THE EXCLUSIVE LICENSE AGREEMENT

BETWEEN

THE ARIZONA BOARD OF REGENTS ON BEHALF OF

THE UNIVERSITY OF ARIZONA

AND

CANCER PREVENTION PHARMACEUTICALS INC.

University of Arizona File(s) UA98-023

This first amendment (“Amendment”) to the Amended and Restated Exclusive License Agreement between The Arizona Board of Regents on behalf of The University of Arizona, with its principal offices in Tucson, Arizona 85721 ("ARIZONA") and Cancer Prevention Pharmaceuticals, Inc. an Delaware Corporation with its principal place of business at 1760 E. River Rd., Suite 250, Tucson, AZ 85718 ("LICENSEE") is made effective on the date of the last authorized signature below (“Amendment Effective Date”).

WHEREAS, ARIZONA and LICENSEE entered into an Amended and Restated Exclusive License Agreement executed on December 19, 2013 related to ARIZONA technology files listed above (“Agreement”); and

WHEREAS, ARIZONA and LICENSEE agree to add additional Licensed Patents to the Agreement, and Licensee agrees to pay certain fees and royalties based on the use of the additional Licensed Patent, as further defined as NEW LICENSED PRODUCT in this Amendment;

Now and therefore, ARIZONA and LICENSEE hereby agree as follows;

1)	To amend the existing definition of “Licensed Product” to read as the definition of “Therapeutic Licensed Product,” which will otherwise remain unchanged.

2)	To amend the existing definition of “Patent Rights” to read as the definition of “Original Patent Rights,” which will otherwise remain unchanged.

3)	To add the following definitions to Article 1 “Definitions”:

1.11	“COMBINATION PRODUCT” means a NEW LICENSED PRODUCT sold, transferred or finally disposed of as an integral part of another article(s) of manufacture or packaged with another article(s) of manufacture in such a way that the NEW LICENSED PRODUCT and the other article(s) of manufacture are sold, transferred or finally disposed as a single unit. LICENSEE must notify ARIZONA of any product LICENSEE considers to be a COMBINATION PRODUCT and provide all information ARIZONA reasonably requests relating to that COMBINATION PRODUCT.

1.12	“END USERS” means any person or other entity to whom the NEW LICENSED PRODUCT is distributed and who is not granted any rights to sublicense or distribute the NEW LICENSED PRODUCT to others.

1.13	“NET SALES” means the actual billings by LICENSEE or SUBLICENSEE on any and all sales, rentals or leases, however characterized, by LICENSEE or any SUBLICENSEE of the NEW LICENSED PRODUCT to END USERS, less the following (but, in each case, only to the extent such costs are actually incurred and not paid to LICENSEE by way of other consideration received by LICENSEE or a SUBLICENSEE):

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(a)	normal and customary rebates paid, credited, accrued or actually taken, including chargebacks, and refunds, credits, allowances, retroactive price reductions, bill corrections, and any normal and customary discounts, including cash, trade and quantity discounts, and discounts to payors, health insurance or similar organizations or government organizations, and adjustments made under any programs designed to enhance availability of the NEW LICENSED PRODUCT to low-income patients;
(b)	sales taxes, use taxes, excise taxes, duties, value-added taxes, and other governmental charges;
(c)	the actual cost of any freight, postage, packaging, shipping, freight allowances and outbound transportation costs, including insurance;
(d)	amounts actually allowed or credited due to defects, returns, rejections, or wholesale chargebacks, including recalls; and
(e)	bad debts directly related to NET SALES to the extent actually written off by LICENSEE or a SUBLICENSEE.

Where LICENSEE or SUBLICENSEE sells to an affiliate, subsidiary, or receives any consideration other than cash for the sale of a NEW LICENSED PRODUCT (it being understood that grant-back rights and rights in and to data do not constitute consideration for the sale of a NEW LICENSED PRODUCT), NET SALES will be calculated in accordance with the fair market cash value for such consideration on the date it was received, or the average NET SALES price of the NEW LICENSED PRODUCT in the previous six-month period, whichever is greater. To be clear, NET SALES should be determined based on sales to END USERS, whether by a LICENSEE or a SUBLICENSEE, with no reduction for any amounts paid by SUBLICENSEES to LICENSEE or other SUBLICENSEES.

NET SALES for a COMBINATION PRODUCT will equal the average invoice price of the NEW LICENSED PRODUCT on a stand-alone basis occurring in the immediately two preceding calendar quarters in the same country in which the COMBINATION PRODUCT is sold, transferred or disposed. If no stand-alone sales of a NEW LICENSED PRODUCT in that country have occurred in the immediately two preceding calendar quarters, the NET SALES for the COMBINATION PRODUCT will be calculated as follows: (i) If the other article(s) of manufacture that, together with a NEW LICENSED PRODUCT, constitutes the COMBINATION PRODUCT is(are) other diagnostic test(s), NET SALES for the COMBINATION PRODUCT will equal the Net Sales of the COMBINATION PRODUCT multiplied by a fraction, the numerator of which is one and the denominator of which is the sum of the total number of diagnostic tests test(s) comprising the COMBINATION PRODUCT, although such fraction may not be less than 1/2; and (ii) if the other article(s) of manufacture that, together with a NEW LICENSED PRODUCT, constitutes the COMBINATION PRODUCT includes a therapeutic agent, NET SALES for the COMBINATION PRODUCT will be determined by making a reasonable allocation of value between or among the constituent article(s) of manufacture that comprise the COMBINATION PRODUCT.

1.14	“NEW LICENSED PRODUCT” means a diagnostic test to determine a human patient’s genotype at position +263 of at least one ODC1 allele, as set forth in a claim of the ODC263 PATENT RIGHTS, the conduct of which diagnostic test, coupled with an indicated administration of a therapeutic agent, would infringe a valid, unexpired claim of the ODC263 PATENT RIGHTS. NEW LICENSED PRODUCT does not include any therapeutic agent the administration of which may be indicated by that diagnostic test.

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1.15	“ODC263 PATENT RIGHTS” means: (a) PCT/US2014/042979 filed June 18, 2014 and any patents or patent applications that may be added to this Agreement as ODC263 Patent Rights by separate agreement of the Parties; (b) all divisional or continuation applications, in whole or in-part, based on any of the foregoing; (c) any and all foreign applications corresponding to applications described in (a) or (b) above; (d) any and all issued and unexpired patents resulting from any of the applications described in (a), (b) or (c) above; and (e) any and all issued and unexpired reissues, reexaminations, renewals, extensions or patent term restoration that may be based on any of the patents described in (a) or (d) above. The ODC263 PATENT RIGHTS are not part of Schedule I and do not comprise part of the Original Patent Rights.

1.16	“ROYALTY PERIOD” means each six-month period ending on the last days of June and December of every calendar year.

1.17	“LICENSED PRODUCT” means a Therapeutic Licensed Product, or NEW LICENSED PRODUCT, or both, as appropriate from the context.

1.18	“PATENT RIGHTS” means the Original Patent Rights or the ODC263 PATENT RIGHTS, or both, as appropriate from the context.

4)	To add the following paragraph to Article 4 “Fees”:

4.1.5  Royalty rate. LICENSEE will pay a royalty to ARIZONA of three percent (3%) of NET SALES of NEW LICENSED PRODUCT. To the extent LICENSEE is not the direct recipient of any royalty amounts (e.g., because royalties are received by a SUBLICENSEE), it will still be responsible for paying ARIZONA directly based on the indirect sales. Running royalties with respect to sales of NEW LICENSED PRODUCT made by LICENSEE will be paid within sixty (60) days after each ROYALTY PERIOD, and running royalties with respect to sales of NEW LICENSED PRODUCT that are the subject of a report by a SUBLICENSEE to LICENSEE made within the pertinent ROYALTY PERIOD will be paid within sixty (60) days after the end of that ROYALTY PERIOD.

5)	To amend Section 2.1 “Grant of Rights” by changing the first sentence thereof to read in its entirety as follows:

ARIZONA grants to LICENSEE: (a) an exclusive license to Develop, make, have made, import, have imported, use, market, sell, offer to sell, and distribute Licensed Product under the Patent Rights; (b) an exclusive license to practice any method under the Licensed Patents and to extend to others the right to practice any method under the Licensed Patents in connection with the use of any Licensed Product; and (c) a non-exclusive license to Technical Information to Develop, use, label, market, sell, to make regulatory filings, and seek regulatory approval of, and otherwise commercialize Licensed Product and practice any method under the Licensed Patents and to extend to others the right to use Technical Information in connection with the use of any Licensed Product; within the Fields of Use and in the Territory.

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6)	In consideration, in part, for the rights granted herein, LICENSEE shall pay the following fee:

LICENSEE shall pay ARIZONA a one-time, non-refundable, non-cancelable, non-creditable issue fee of one thousand dollars ($1,000) within fourteen (14) days of the Amendment Effective Date.

All other terms and conditions of the Agreement shall remain unchanged and in effect.

IN WITNESS WHEREOF, the parties hereto agree to execute this Amendment by the below signatures of their duly authorized officers or representatives.

LICENSEE		ARIZONA

By:	/s/ Jeffrey Jacob	By:	/s/ Douglas M. Hockstad

Name:	Jeffrey Jacob	Name:	Douglas M Hockstad

Title:	CEO	Title:	Sr. Director, Tech Transfer, Tech Launch Arizona

Date:	8/12/15	Date:	8/12/15

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